Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
December 21, 2017	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
Broadcom Corporation and Broadcom Cayman Finance Limited c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Registration Statement on Form S-4 Relating to $2,750,000,000 Aggregate
Principal Amount of 2.375% Senior Notes due 2020, $3,500,000,000 Aggregate
Principal Amount of 3.000% Senior Notes due 2022, $2,500,000,000 Aggregate
Principal Amount of 3.625% Senior Notes due 2024, $4,800,000,000 Aggregate
Principal Amount of 3.875% Senior Notes due 2027, $750,000,000 Aggregate
Principal Amount of 2.200% Senior Notes due 2021, $1,000,000,000 Aggregate
Principal Amount of 2.650% Senior Notes due 2023, $1,000,000,000 Aggregate
Principal Amount of 3.125% Senior Notes due 2025 and $1,250,000,000
Aggregate Principal Amount of 3.500% Senior Notes due 2028

Ladies and Gentlemen:

We have acted as special United States counsel to Broadcom Corporation, a California corporation (“Broadcom Corporation”), and Broadcom Cayman Finance Limited, a limited company incorporated under the laws of the Cayman Islands (together with Broadcom Corporation, the “Subsidiary Co-Issuers”), in connection with the issuance of up to $2,750,000,000 aggregate principal amount of 2.375% Senior Notes due 2020, $3,500,000,000 aggregate principal amount of 3.000% Senior Notes due 2022, $2,500,000,000 aggregate principal amount of 3.625% Senior Notes due 2024 and $4,800,000,000 aggregate principal amount of 3.875% Senior Notes due 2027 (collectively, the “January Notes”) and up to $750,000,000 aggregate principal amount of 2.200% Senior Notes due 2021, $1,000,000,000 aggregate principal amount of 2.650% Senior Notes due 2023, $1,000,000,000 aggregate principal amount of 3.125% Senior Notes due 2025 and $1,250,000,000 aggregate principal amount of 3.500% Senior Notes due 2028 (collectively, the “October Notes” and, together with the January Notes, the “Notes”) by the Subsidiary Co-Issuers and the guarantees of the Notes (the “Guarantees”) by Broadcom Limited and Broadcom Cayman L.P. (the “Guarantors”), under an indenture for the January Notes (the “January Notes Indenture”), dated as of January 19, 2017, among the Subsidiary Co-Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), and an indenture for the October Notes, dated as of October 17, 2017, among the Subsidiary Co-Issuers, the Guarantors and the Trustee (together

December 21, 2017

with the January Notes Indenture, the “Indentures”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2017 (the “Registration Statement”). The Subsidiary Co-Issuers are issuing the Notes and the Guarantees pursuant to an exchange offer in which the Subsidiary Co-Issuers are offering to exchange the Notes for any and all of their outstanding 2.375% Senior Notes due 2020, 3.000% Senior Notes due 2022, 3.625% Senior Notes due 2024, 3.875% Senior Notes due 2027, 2.200% Senior Notes due 2021, 2.650% Senior Notes due 2023, 3.125% Senior Notes due 2025 and 3.500% Senior Notes due 2028 (collectively, the “Old Notes”), and the guarantees thereof, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the letter of transmittal filed as Exhibit 99.1 to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the enforceability of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Subsidiary Co-Issuers, officers of the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Singapore are addressed in the opinion of Allen & Gledhill LLP and various matters concerning the laws of the Cayman Islands are addressed in the opinions of Maples and Calder. We express no opinion with respect to those matters herein and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Indentures have been duly authorized by all necessary corporate action of Broadcom Corporation and have been duly executed and delivered by Broadcom Corporation. The Indentures are the legally valid and binding agreements of each of the Subsidiary Co-Issuers, enforceable against each of them in accordance with their terms. The Indentures, including the Guarantees contained therein, are the legally valid and binding agreements of each of the Guarantors, enforceable against each of them in accordance with their terms.

2. The Notes have been duly authorized by all necessary corporate action of Broadcom Corporation and, when the Notes have been duly executed, issued and authenticated in accordance with the terms of the applicable Indenture and delivered in exchange for the Old Notes in the circumstances contemplated by the Registration Statement and the Prospectus, the Notes will be legally valid and binding obligations of the Subsidiary Co-Issuers, enforceable against the Subsidiary Co-Issuers in accordance with their terms.

December 21, 2017

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in the applicable Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the applicable Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than Broadcom Corporation, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Subsidiary Co-Issuers and the Guarantors, as applicable, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP